Exhibit 10.1

                    , 2007

Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas, Suite 900
New York, New York  10020

Re:       Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Shermen WSC Acquisition Corp., a Delaware corporation (the “Company”), CRT Capital Group LLC (“CRT”) and CIBC World Markets (“CIBC”) (CRT and CIBC, collectively, the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each of which are exercisable for one share of Common Stock (each, a “Warrant”).  Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.             If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock, including Insider Shares and IPO Shares, owned by it in accordance with the majority of the votes cast by the Public Stockholders.

2.             In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO or 24 months under the circumstances described in the prospectus relating to the IPO (the first to occur of such dates, the “Transaction Failure Date”), the undersigned will take all reasonable actions within its power to cause (i) the Company to dissolve and liquidate as soon as practicable in accordance with Section 5.4 of the Amended and Restated Certificate of Incorporation of the Company and (ii) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares as soon as practicable following the adoption of a plan of distribution in accordance with Section 5.4 of the Amended and Restated Certificate of Incorporation of the Company (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”).  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Fund as a result of such distribution, or to any other amounts distributed in connection with a liquidating distribution of the Company, with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of such person’s Insider Shares.

3.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned will present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire or acquire control of (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination), an operating business in the agriculture industry, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be a stockholder of the Company.

4.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial perspective.

5.             Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination, provided that commencing on the effective date of the IPO, Shermen Capital Partners, LLC (“Related Party”) shall be allowed to charge the Company $9,950 per month to compensate it for the Company’s use of Related Party’s offices, utilities and personnel.  The undersigned shall also be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.             Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, or accept, a finder’s fee or any other compensation in the event the undersigned or any affiliate of the undersigned originates a Business Combination.

7.             The undersigned will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with an escrow agent acceptable to the Company.

8.             The undersigned will not propose, or seek stockholder approval of, any amendment of the provisions of Article Fifth of the Amended and Restated Certificate of Incorporation of the Company.

9.             The undersigned hereby agrees that, on a date that is within the [five]-day period following the date that is [45] days after the date of the Underwriting Agreement or, if earlier, the date the Underwriters terminate their Over-allotment Option (as defined in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, the undersigned will forfeit to the Company, and the Company shall accept from the undersigned, at no cost, the number of shares of Common Stock determined by multiplying (a) the product of (i) 750,000, multiplied by (ii) a fraction, (x) the numerator of which is the number of Insider Shares held by the undersigned, and (y) the denominator of which is the number of Insider Shares held by all Insiders, by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their Over-allotment Option, and (ii) the denominator of which is 3,000,000.

10.           The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

11.           As used herein, (i) a “Business Combination” shall mean the initial acquisition by the Company, through a merger, capital stock exchange, asset acquisition, stock purchase or similar other business combinations, of an operating business in the agriculture industry selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider immediately prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Public Stockholders” shall mean the holders of IPO Shares, excluding the Insiders which are holders of IPO Shares, if any; and (vi) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and Continental Stock Transfer & Trust Company.

The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.  The Company and the undersigned acknowledge that the Underwriter is an intended third party beneficiary of the provisions of this letter agreement.  In that regard, the Underwriter shall have the right in its sole discretion, but not the obligation, to enforce the provisions of this letter agreement.  Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors and assigns.  This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

SHERMEN ACQUISITION HOLDING LLC

		By:	Shermen Capital Partners, LLC,
its Managing Member

By:
Name: Francis P. Jenkins, Jr.
Title: Managing Member

Accepted and agreed:
Shermen WSC Acquisition Corp.

By:
Name:	G. Kenneth Moshenek
Title:	President and Chief Operating Officer